Exhibit 10.19

WHEREAS the Beneficiary specified in the Schedule herebelow written (hereinafter called "the Beneficiary") has authorised and requested the undersigned to register and hold in the name of the undersigned shares in the Company (hereinafter called "the Company") specified in the said Schedule NOW THE UNDERSIGNED HEREBY DECLARES as follows :-

1.
That the share or shares now standing in the books of the Company registered in the name of the undersigned does/do not belong to the undersigned but to the Beneficiary and that the undersigned holds the said share or shares as nominee for the Beneficiary subject to the terms of the Nominee Shareholding Agreement.

2.
That the undersigned further holds the said share or shares and all dividends and interest accrued and to accrue upon the same UPON TRUST for the Beneficiary and agrees subject to the provisions of the Nominee Shareholding Agreement :-

i)	to transfer, pay and deal with the said share or shares and all dividends and interest payable in respect of the same in such manner as the Beneficiary shall from time to time direct;

ii)
at the request and cost of the Beneficiary to execute such proxies as the Beneficiary may from time to time require to enable the Beneficiary or his nominee to attend and vote at any general meeting of the Company; and

iii)
not to exercise the voting power of the undersigned in respect of the shares otherwise than in accordance with the direction of the Beneficiary or in the absence of such direction in what the undersigned believes to be in the best interest of the Beneficiary.

THE SCHEDULE HEREINBEFORE REFERRED TO

PARTICULARS OF PARTIES

The Nominee		The Beneficiary

Name:	Ira Howard Levy	Name:	Surge Components, Inc.

Address:	2810 Riverside Drive, Wantagh NY 11783, U.S.A.	Address:	95 E. Jefryn Boulevard, Deer Park, NY 11729, U.S.A.

Address:	President	Address:	Corporation

The Company		Surge Components, Limited

PARTICULARS OF THE SHARES

Number of hares	1
Serial number of shares	-1-
Class of shares	Ordinary
Nominal value per share	HKD 10.00
Total nominal value	HKD 10.00

IN WITNESS whereof the undersigned has set his hands hereunto the 23rd of July, 2002.

SIGNED, SEALED and DELIVERED by
Ira Howard Levy	/s/ Ira Howard Levy
In presence of
Marie Gonzlaez	/s/ Marie Gonzalez